EXHIBIT 21


                      OLYMPIC CASCADE FINANCIAL CORPORATION


Subsidiaries of the Registrant

September 28, 2001


                                                             Percentage
                                                             of Voting
                                        State of             Securities
Subsidiary Name                         Incorporation        Owned

National Securities Corporation         Washington                100%

WestAmerica Investment Group            California                100%

Canterbury Securities Corporation       Illinois                  100%

Robotic Ventures Group LLC              Delaware                 24.5%